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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                     The Securities and Exchange Act of 1934


                         Date of Report: January 7, 1998
                        (Date of earliest event reported)



                         MEDICAL ACTION INDUSTRIES INC.
             (Exact name of registrant as specified in its charter)



Delaware                              0-13251                  11-2421849
(State or other                   (Commission File             (IRS Employer
 jurisdiction of                       Number)                  Identification
 incorporation)                                                 Number)



150 Motor Parkway, Hauppauge, New York                          11788
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number
including area code                                       (516) 231-4600



          (Former name or former address, if changed since last report)

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Item 2.  Acquisition or Disposition of Assets.

                  On January 7, 1998, Registrant pursuant to an Asset Purchase Agreement between Sage Products, Inc. ("Sage") and
Registrant, acquired certain assets relating to the sponge counter product lines of Sage ("Sage Product Line").


         The purchase price for the acquired assets consisted of $300,000 in cash, (which was paid at closing).

         The assets acquired included customer lists, Patent and trademarks, and the equipment used in connection with or required for the manufacture of the Sage Product Line. In addition, Registrant acquired approximately four (4) months of certain inventory, which will be paid for within thiry (30) days after delivery of such inventory.

         The Registrant utilized the funds available under its Fourth Amended and Restated Credit Note and Agreement (the "Loan Agreement") with European American Bank to satisfy the cash portion of the purchase price. The funds provided under the Loan Agreement were made in the ordinary course of business.


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Item 7.           Financial Statements, Pro Forma Financial
                  Information and Exhibits


                  (a)      Financial Statements of Business Acquired.

                           In accordance herewith, the Registrant is not
required to file the financial statements of the business acquired.

                  (b)      Pro Forma Financial Statements.

                           In accordance herewith, the Registrant is not
required to furnish pro forma financial information relative to the acquired business.

                  (c)      Exhibits.

                           (2)  Asset Purchase Agreement dated as of January
7, 1998 between Sage Products, Inc. and Registrant.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      MEDICAL ACTION INDUSTRIES INC.



                                      By:   /s/ Richard G. Satin
                                            -----------------------------------
                                            Richard G. Satin, Vice-President
                                            (Principal Accounting Officer)



Dated:   January 15, 1998